Exhibit 99.1

LECG CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS
Announces Organizational and Management Changes

Emeryville, CA, February 27, 2007 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the fourth quarter and full year ended December 31, 2006.

Fourth Quarter 2006 Financial Results
Revenues for the fourth quarter increased 22 percent to $88,946,000 from $73,028,000 for the fourth quarter of 2005. Expert and professional staff revenues increased 21 percent. Organic growth of expert and professional staff revenues was 14 percent.

Net income was $3,519,000 in the fourth quarter of 2006, 39 percent lower than net income of $5,807,000 reported in the fourth quarter of last year. Net income per diluted share was $0.14 this quarter compared with net income per diluted share of $0.23 in the same period a year ago. Diluted shares outstanding increased 2 percent to 25,459,000 in the fourth quarter of 2006 from 24,952,000 for the same period in 2005.

EBITDA(1) for the fourth quarter of 2006 was $7,930,000, a 29 percent decrease from EBITDA of $11,200,000 in the fourth quarter of 2005. Adjusted EBITDA(2) was $9,481,000 for the fourth quarter of 2006, a decrease of 20 percent over the prior year period.

The decline in net income and adjusted EBITDA was due primarily to a shortfall in gross profit and additional general and administrative expenses as presented in a release issued by the company on January 26, 2007.

Full Year 2006 Financial Results
Revenues for the year ended December 31, 2006 increased 23 percent to $353,850,000 from $286,656,000 for the same period in 2005. Expert and professional staff revenues increased 23 percent. Organic growth of expert and professional staff revenues was 12 percent.

Net income for the year ended December 31, 2006 was $21,467,000, 4 percent below net income of $22,376,000 for the full year 2005. Net income per diluted share was $0.85 for 2006 compared with net income per diluted share of $0.91 for 2005. Diluted shares outstanding increased 3 percent to 25,250,000 in 2006 from 24,557,000 in 2005.

EBITDA(1) for the full year ended December 31, 2006 was $42,816,000, a 2 percent increase over EBITDA of $41,846,000 in 2005. Adjusted EBITDA(2) was $49,614,000 in 2006, a 14 percent increase over the prior year period.

“Demand for our services is strong, and we have confidence in our revenue pipeline. Nevertheless, our fourth quarter financial results were disappointing,” said LECG chairman, Dr. David Teece. “We have begun 2007 with renewed focus on improving gross and operating margins as well as free cash flow generation, and we are beginning to implement initiatives and procedures to achieve these objectives.”

Operating Metrics
As of December 31, 2006, LECG had 1,291 employees and exclusive independent contractors compared with 1,151 as of December 31, 2005. Expert headcount was 376, an increase of 8 percent compared with 348 as of December 31, 2005. Professional staff headcount increased 13 percent to 634 from 563 as of December 31, 2005.

Organizational and Management Changes
The LECG board of directors recognizes the need for a full time chief executive officer and, as such, intends to conduct a search for a CEO in due course.  In the interim, the board of directors has appointed Michael Jeffery CEO, effective immediately. Mr. Jeffery’s mandate is to improve financial performance and shareholder value. As chairman, Dr. Teece will refocus his energies on communicating the firm’s strategy and vision both internally and externally, in addition to continuing his significant professional contributions as a leading expert.

In his new role, Mr. Jeffery has launched a search for a new chief financial officer. John C. Burke will continue as a member of senior management in an operational role.

The executive management committee has been restructured and given expanded responsibilities to provide a sharper focus on profitability. The CEO will look to each executive management committee member to assume responsibility for practice areas within LECG’s business. While the practice areas will remain integrated, each committee member will be accountable for growth, profitability, and professional development. Professionals within the firm will be affiliated with a specific area in order to enhance business generation, cross-selling, and staff utilization.

Dr. Teece, LECG chairman, commented, “LECG’s objectives are to improve profitability, build competitive advantage, and deliver returns to our shareholders. These organizational and management changes bring a new vitality to our business by aligning leaders with practice areas they know well and creating the accountability to drive results.”

Michael Jeffery, LECG chief executive officer added, “This new management platform is designed to deliver the profitability and capital efficiency mandated by the board. I will work closely with the executive management committee to improve business performance through better operational and financial leadership.”

Mr. Jeffery continued, “Jack Burke is a tremendous asset to LECG. He will remain actively engaged at LECG as chief financial officer while we conduct our search before assuming his new executive operational role.”

Revised 2007 Fiscal Year Outlook
LECG expects that revenues for the full year 2007 will be in the range of $375 million to $400 million, and that net income per diluted share will be in the range of $0.90 to $1.00. For the first quarter ending March 31, 2007, LECG anticipates revenues will be in the range of $92 million to $96 million, and that net income per diluted share will be in the range of $0.17 to $0.19.

For the full year, professional staff utilization is expected to be between 80 and 82 percent on an available hours basis. Days sales outstanding are expected to range between 105 and 112 days.

Mr. Jeffery, LECG chief executive officer commented, “Our revised guidance reflects management’s commitment to make the tough business decisions in 2007 to improve margins, deliver shareholder value, and ensure the quality of our revenues without being distracted by aggressive growth targets.”

Conference Call Webcast Information
LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG
LECG, a global expert services firm with more than 1,000 experts and professionals in 36 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations as of today, February 27, 2007. There may be events in the future that the company is not able to accurately predict or control, which may cause actual results to differ materially from expectations. Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the ability of the company to integrate successfully new experts into its practice, intense competition and potential professional liability. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company cannot guarantee any future results, levels of activity, performance or achievement. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts
Jack Burke, Chief Financial Officer, 510-985-6700
Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarter and Year ended December 31, 2006 and 2005
(in thousands, except per share data)
(Unaudited)

	Quarter ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues	$88,946	$73,028	$353,850	$286,656
Cost of services	(60,261)	(46,197)	(235,723)	(188,242)
Gross profit	28,685	26,831	118,127	98,414
Operating expenses:
General and administrative expenses	(20,601)	(15,666)	(74,909)	(55,490)
Depreciation and amortization	(1,810)	(1,415)	(6,823)	(4,383)
Goodwill write off	—	—	—	(1,063)
Operating income	6,274	9,750	36,395	37,478
Interest income	178	186	861	809
Interest expense	(262)	(128)	(653)	(346)
Other income (expense), net	(154)	35	(402)	(15)
Income before income tax	6,036	9,843	36,201	37,926
Income tax provision	(2,517)	(4,036)	(14,734)	(15,550)
Net income	$3,519	$5,807	$21,467	$22,376

Net income per share:
Basic	$0.14	$0.24	$0.88	$0.96
Diluted	$0.14	$0.23	$0.85	$0.91
Share amounts:
Basic	24,601	24,045	24,345	23,409
Diluted	25,459	24,952	25,250	24,557

LECG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December, 31
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$26,489	$35,722
Accounts receivable, net of allowance of $906 and $666	107,585	94,299
Prepaid expenses	5,092	4,317
Deferred tax assets, net	3,877	1,745
Signing and performance bonuses—current portion	9,545	6,122
Income taxes receivable	5,481	—
Other current assets	2,494	4,775
Total current assets	160,563	146,980
Property and equipment, net	13,701	10,791
Goodwill	101,464	77,133
Other intangible assets, net	9,855	10,865
Signing and performance bonuses—long-term	28,265	19,035
Deferred compensation plan assets	10,925	6,403
Other long-term assets	1,884	1,678
Total assets	$326,657	$272,885

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$50,852	$43,924
Accounts payable and other accrued liabilities	8,011	5,412
Payable for business acquisitions—current portion	10,876	6,510
Deferred revenue	2,487	2,427
Income taxes payable	—	3,961
Total current liabilities	72,226	62,234
Payable for business acquisitions—long-term	2,178	2,400
Deferred compensation plan obligations	11,550	6,615
Deferred tax liabilities	1,851	989
Other long-term liabilities	7,738	5,581

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 24,907,072 and 24,243,482 shares outstanding at December 31, 2006 and 2005, respectively	25	24
Additional paid-in capital	156,900	144,171
Deferred equity compensation	—	(1,056)
Accumulated other comprehensive income (loss)	880	(165)
Retained earnings	73,309	52,092
Total stockholders’ equity	231,114	195,066
Total liabilities and stockholders’ equity	$326,657	$272,885

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year ended December 31, 2006 and 2005
(in thousands)
(Unaudited)

	Year ended
	December 31,
	2006	2005
Cash flows from operating activities
Net income	$21,467	$22,376
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	266	201
Depreciation and amortization of equipment and leaseholds	3,723	3,064
Amortization of intangible assets	3,100	1,319
Goodwill write-off	—	1,063
Signing and performance bonuses paid	(23,567)	(7,652)
Amortization of signing and performance bonuses	8,827	6,729
Tax benefit from option exercises and equity compensation plans	378	6,027
Equity-based compensation	6,481	541
Deferred rent	158	1,441
Deferred taxes	(1,648)	(731)
Other	7	(88)
Changes in assets and liabilities:
Accounts receivable	(13,552)	(21,373)
Prepaid and other current assets	2,779	(474)
Accounts payable and other accrued liabilities	2,216	(635)
Income taxes	(9,287)	3,279
Accrued compensation	7,646	1,978
Deferred revenue	29	972
Deferred compensation plan assets net of liabilities	412	166
Other assets	200	180
Other liabilities	1,813	1,866
Net cash provided by operating activities	11,448	20,249
Cash flows from investing activities
Business acquisitions and earnout payments, net of acquired cash	(21,929)	(30,551)
Purchase of property and equipment	(6,291)	(6,897)
Other	(58)	6
Net cash used in investing activities	(28,278)	(37,442)
Cash flows from financing activities
Borrowings under revolving credit facility	25,000	—
Repayments under revolving credit facility	(25,000)	—
Exercise of stock options	4,182	9,181
Proceeds from secondary offering, net of offering costs	—	1,311
Proceeds from issuance of stock- employee stock plan	265	2,071
Tax benefit from option exercises and equity compensation plans	2,574	—
Forfeiture of gain on stock option exercises	33	—
Loan fees	(502)	(407)
Net cash provided by financing activities	6,552	12,156
Effect of exchange rates on changes in cash	1,045	(1,323)
Decrease in cash and cash equivalents	(9,233)	(6,360)
Cash and cash equivalents, beginning of year	35,722	42,082
Cash and cash equivalents, end of period	$26,489	$35,722

Supplemental disclosure
Cash paid for interest	$461	$108
Cash paid for income taxes	$22,566	$5,888
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$250	$1,500

LECG CORPORATION
EBITDA and Adjusted EBITDA
For the Quarter and Year ended December 31, 2006 and 2005
(in thousands)

	Quarter ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$3,519	$5,807	$21,467	$22,376
Add back (subtract):
Provision for income tax	2,517	4,036	14,734	15,550
Interest (income) expense, net	84	(58)	(208)	(463)
Depreciation and amortization	1,810	1,415	6,823	4,383
EBITDA(1)	$7,930	$11,200	$42,816	$41,846

Adjustments to EBITDA
Previously unrecognized compensation expense	—	—	—	(424)
Equity-based compensation	1,551	124	6,481	541
Expensed acquisition costs	—	559	317	559
Goodwill write-off	—	—	—	1,063
Adjusted EBITDA(2)	$9,481	$11,883	$49,614	$43,585

(1)             EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization. The company regards EBITDA as a useful measure of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(2)             Adjusted EBITDA is a non-GAAP financial measure defined by the company as EBITDA as defined in (1) above adjusted for unrecognized expenses in its previously issued 2005 annual financial statements in connection with certain specific expert compensation model calculations as discussed in LECG’s January 26, 2007 press release, equity-based compensation, expensed acquisition costs recognized in the first quarter of 2006 and the fourth quarter of 2005, and goodwill written-off in the third quarter of 2005. As is the case with EBITDA, this measure should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.